Exhibit 99.1

Turning Point Brands Announces Third Quarter 2025 Results

●	Consolidated Net Sales for Q3 2025 increased 31.2% year-over-year to $119.0 million
●	Modern Oral Net Sales for Q3 2025 increased 627.6% year-over-year to $36.7 million, accounting for 30.8% of total Company Net Sales
●	Q3 2025 Adjusted EBITDA of $31.3 million, up 17.2% over prior year
●	Company increasing 2025 Adjusted EBITDA guidance to $115.0 – 120.0 million (from $110.0 – 114.0 million)
●	Company increasing full-year Modern Oral sales guidance to $125.0 – 130.0 million (from $100.0 – 110.0 million)

LOUISVILLE, KY – Nov 5, 2025 – Turning Point Brands, Inc. (“TPB” or the “Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the third quarter ended September 30, 2025.

Q3 2025 vs. Q3 2024

●	Total consolidated Net Sales increased 31.2% to $119.0 million
o	Stoker’s segment Net Sales increased 80.8%
o	Zig-Zag segment Net Sales decreased 10.5%
●	Gross Profit increased 39.7% to $70.4 million
●	Net Income increased 70.3% to $21.1 million
●	Adjusted EBITDA increased 17.2% to $31.3 million (see Schedule A for a reconciliation to net income)
●	Adjusted Net Income increased 18.3% to $19.6 million (see Schedule B for a reconciliation to net income)
●	Diluted EPS of $1.13 and Adjusted Diluted EPS of $1.05 compared to $0.68 and $0.91, respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)
●

Company raised $97.5 million of net proceeds at an average price of $98.59 per share under previously announced “At the Market” offering program; capital to be deployed across a variety of high return opportunities to accelerate growth of Modern Oral.

Graham Purdy, President and CEO, commented, “Our consolidated third quarter results exceeded expectations. Modern Oral sales were $36.7 million, increasing by 22% versus the prior quarter and 628% over the prior year. In addition, we now expect to qualify our first U.S. white pouch production lines in the first half of 2026.”

Stoker’s Products Segment (63% of total net sales in the quarter)

For the third quarter, Stoker’s segment net sales increased 80.8% from the prior year to $74.8 million, driven by strong growth in Modern Oral sales, mid-single-digit growth in MST and low-single-digit growth in looseleaf.

Stoker’s segment gross profit increased 95.2% from the prior year and 3.5% sequentially to $45.0 million. Gross margin increased 440 basis points from the prior year to 60.2%.

Zig-Zag Products Segment (37% of total net sales in the quarter)

For the third quarter, Zig-Zag segment net sales decreased 10.5% from the prior year and 6.1% sequentially to $44.2 million. Excluding the previously discussed wind-down of our Clipper business, Zig-Zag was up mid-single-digits sequentially, which slightly beat our expectations.

Zig-Zag segment gross profit decreased 7.1% from the prior year but increased 9.9% sequentially to $25.4 million. Gross margin increased 210 basis points from the prior year to 57.5%.

Performance Measures in the Third Quarter

Third quarter 2025 consolidated selling, general and administrative (“SG&A”) expenses increased 50.5% from the prior year and 10.5% sequentially to $44.5 million, inclusive of increased Modern Oral-related sales and marketing investments and increased outbound freight costs.

Third quarter SG&A included the following notable items:

●	$0.5 million of FDA PMTA-related expenses for Modern Oral products compared to $1.2 million in the prior year period; and
●	$0.8 million of transaction-related costs compared to $0.9 million in the prior year period.

Total gross debt as of September 30, 2025 was $300.0 million. Net debt (total gross debt less unrestricted cash) as of September 30, 2025 was $98.8 million. The Company ended the quarter with total liquidity of $267.8 million, comprised of $201.2 million in cash and $66.6 million of availability under an asset backed revolving credit facility.

Consistent with the Company’s policy of maintaining active buyback and sales authorizations to maximize capital markets flexibility, the Company plans to amend its ATM prospectus supplement and buyback authorization to provide for $200 million of capacity under each program. There are no current plans to transact under the updated authorizations.

2025 Outlook

The Company is increasing full-year 2025 Adjusted EBITDA guidance to $115.0 – 120.0 million (from $110.0 – 114.0 million) and projected full-year 2025 Modern Oral sales to $125.0 – 130.0 million (from $100.0 – 110.0 million).

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 8:30 a.m. Eastern on Wednesday, November 5, 2025. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (800) 715-9871 (international participants should call (646) 307-1963) and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the website two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including smoking accessories and consumables with active ingredients through its Zig-Zag®, Stoker’s®, FRE®, and Alp Pouch® brands. TPB’s products are available in more than 220,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

This press release contains TPB’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management and are subject to completion of TPB's customary quarter-end closing and review procedures and third-party review. As a result, TPB's reported information in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding TPB's financial condition and results of operations for the quarter ending September 30, 2025 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of TPB's full third quarter 2025 results when such results are disclosed by TPB in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Investor Contacts

Turning Point Brands, Inc.

ir@tpbi.com

Financial Statements Follow on Subsequent Pages

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.

Consolidated Statements of Income

(dollars in thousands except share data)

(unaudited)

	Three Months Ended September 30,
	2025	2024

Net sales	$118,979	$90,704
Cost of sales	48,552	40,309
Gross profit	70,427	50,395
Selling, general, and administrative expenses	44,542	29,590
Operating income	25,885	20,805
Other (income) expense, net	(4,941)	-
Interest expense, net	3,531	3,831
Investment (gain) loss	(817)	(143)
(Income) losses from equity method investment	(2,117)	(60)
Income from continuing operations before income taxes	30,229	17,177
Income tax expense	6,472	4,652
Income from continuing operations	23,757	12,525
Loss from discontinued operations, net of tax	-	(165)
Consolidated net income	23,757	12,360
Net income (loss) attributable to non-controlling interest	2,677	(16)
Net income attributable to Turning Point Brands, Inc.	$21,080	$12,376

Basic income per common share:
Continuing operations	$1.16	$0.70
Discontinued operations	-	-
Net income attributable to Turning Point Brands, Inc.	$1.16	$0.70
Diluted income per common share:
Continuing operations	$1.13	$0.68
Discontinued operations	-	-
Net income attributable to Turning Point Brands, Inc.	$1.13	$0.68
Weighted average common shares outstanding:
Basic	18,246,722	17,722,855
Diluted	18,708,665	18,448,720

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.

Consolidated Balance Sheets

(dollars in thousands except share data)

	(unaudited)
	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$201,189	$46,158
Accounts receivable, net of allowances of $174 in 2025 and $66 in 2024	27,792	9,624
Inventories, net	112,790	96,253
Current assets held for sale	-	11,470
Other current assets	54,665	34,700
Total current assets	396,436	198,205
Property, plant, and equipment, net	33,880	26,337
Deferred tax assets, net	-	995
Right of use assets	12,915	11,610
Deferred financing costs, net	1,341	1,823
Goodwill	136,068	135,932
Other intangible assets, net	64,344	65,254
Master Settlement Agreement (MSA) escrow deposits	29,762	28,676
Noncurrent assets held for sale	-	3,859
Other assets	68,102	20,662
Total assets	$742,848	$493,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,599	$11,675
Accrued liabilities	46,738	31,096
Current liabilities held for sale	-	2,049
Total current liabilities	71,337	44,820
Deferred tax liabilities, net	3,971	-
Notes payable and long-term debt	293,364	248,604
Other long-term liabilities	6,182	-
Lease liabilities	9,841	9,549
Total liabilities	$384,695	$302,973

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,527,900 issued shares and 19,070,757 outstanding shares at September 30, 2025, and 20,200,886 issued shares and 17,729,481 outstanding shares at December 31, 2024	216	202
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	200,376	126,662
Cost of repurchased common stock (1,457,143 shares at September 30, 2025 and 2,471,405 shares at December 31, 2024)	(47,637)	(83,144)
Accumulated other comprehensive loss	(1,900)	(2,903)
Accumulated earnings	192,895	147,164
Non-controlling interest	14,203	2,399
Total stockholders' equity	358,153	190,380
Total liabilities and stockholders' equity	$742,848	$493,353

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.

Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$56,508	$37,459
Loss from discontinued operations, net of tax	-	208
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	1,235	-
Loss on sale of property, plant, and equipment	47	38
Loss (gain) on investments	(484)	2,722
(Income) losses from equity method investment	(2,328)	(217)
Depreciation and other amortization expense	4,489	3,182
Amortization of other intangible assets	918	913
Amortization of deferred financing costs	1,293	1,947
Deferred income tax expense	4,690	349
Stock compensation expense	5,176	5,720
Noncash lease income	(1,205)	(317)
Loss on MSA investments	-	(14)
Changes in operating assets and liabilities:
Accounts receivable	(18,251)	(447)
Inventories	(16,412)	(8,149)
Other current assets	(19,409)	1,422
Other assets	(10,978)	(814)
Accounts payable	12,709	4,565
Accrued liabilities and other	14,517	(3,659)
Operating cash flows from continuing operations	32,515	44,908
Operating cash flows from discontinued operations	-	4,413
Net cash provided by operating activities	$32,515	$49,321

Cash flows from investing activities:
Capital expenditures	$(10,182)	$(3,516)
Proceeds on the sale of property, plant and equipment	-	3
Payment for equity investments	(2,783)	-
Purchases of investments	(12,876)	(8,865)
Proceeds from sale of investments	5,459	4,520
Purchases of non-marketable equity investments	-	(1,250)
MSA escrow deposits, net	(2)	44
Purchase of option agreement	(8,000)	-
Investing cash flows from continuing operations	(28,384)	(9,064)
Investing cash flows from discontinued operations	-	-
Net cash used in investing activities	$(28,384)	$(9,064)

Cash flows from financing activities:
Redemption of 2026 Notes	$(250,000)	$-
Proceeds from 2032 Notes	300,000	-
At the market offering proceeds	97,499	-
Payment of Convertible Senior Notes	-	(118,541)
Interchange subscription agreement proceeds	11,000	-
Payment of dividends	(4,089)	(3,644)
Payment of financing costs	(7,285)	(133)
Exercise of options	6,106	1,341
Redemption of options	(33)	(328)
Issuance of restricted stock units	2	-
Redemption of restricted stock units	(2,324)	(840)
Issuance of performance based restricted stock units	(1)	-
Redemption of performance based restricted stock units	(2,625)	(1,212)
Common stock repurchased	-	(4,170)
Financing cash flows from continuing operations	148,250	(127,527)
Financing cash flows from discontinued operations	-	-
Net cash provided by (used in) financing activities	$148,250	$(127,527)

Net increase in cash	$152,381	$(87,270)
Effect of foreign currency translation on cash	$(182)	$(29)

Cash, beginning of period:
Unrestricted	$48,941	$117,886
Restricted	1,961	4,929
Total cash at beginning of period	$50,902	$122,815

Cash, end of period:
Unrestricted	$201,189	$33,557
Restricted	1,912	1,959
Total cash at end of period	$203,101	$35,516

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(dollars in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2025	2024
Net income attributable to Turning Point Brands, Inc.	$21,080	$12,376
Add:
Interest expense, net	3,653	3,831
Income tax expense	6,694	4,652
Depreciation expense	814	943
Amortization expense	1,132	729
EBITDA	$33,373	$22,531
Components of Adjusted EBITDA
Corporate restructuring (a)	233	186
ERP/CRM (b)	-	154
Stock based compensation (c)	1,884	1,769
Transactional expenses and strategic initiatives (d)	820	873
Non-recurring legal (e)	437	-
FDA PMTA (f)	482	1,242
Mark-to-market gain on Canadian inter-company note (g)	(10)	-
Gain on investment (h)	(678)	-
ERC refund (i)	(5,451)	-
Honorarium (j)	255	-
Adjusted EBITDA	$31,345	$26,755

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(f)

Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”). The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(g)	Represents a mark-to-market gain attributable to foreign exchange fluctuation.
(h)	Represents gain on investments.
(i)	Represents an employee retention credit refund received included in other (income) expense, net.
(j)	Represents an honorarium gift included in other (income) expense, net.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands

Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS

(dollars in thousands except share data)

(unaudited)

	Three Months Ended					Three Months Ended
	September 30, 2025					September 30, 2024
	Income from continuing operations before income taxes	Income tax expense (l)	Net income attributable to non- controlling interest	Net Income	Diluted EPS	Income from continuing operations before income taxes	Income tax expense (l)	Loss from discontinued operations, net of tax (m)	Net income attributable to non- controlling interest	Net Income	Diluted EPS
GAAP Net Income and Diluted EPS	$30,229	$6,472	$2,677	$21,080	$1.13	$17,177	$4,652	$165	$(16)	$12,376	$0.68
Loss on discontinued operations (a)	-	-	-	-	-	-	-	(165)	-	165	0.01
Corporate restructuring (b)	233	50	-	183	0.01	186	50	-	-	136	0.01
ERP/CRM (c)	-	-	-	-	-	154	42	-	-	112	0.01
Stock based compensation (d)	1,884	403	-	1,481	0.08	1,769	479	-	-	1,290	0.07
Transactional expenses and strategic initiatives (e)	820	176	-	644	0.03	873	236	-	-	637	0.03
Non-recurring legal (f)	437	94	-	343	0.02	-	-	-	-	-	-
FDA PMTA (g)	482	103	-	379	0.02	1,242	336	-	-	906	0.05
Mark-to-market gain on Canadian inter-company note (h)	(10)	(2)	-	(8)	(0.00)	-	-	-	-	-	-
Gain on investment (i)	(678)	(145)	-	(533)	(0.03)	-	-	-	-	-	-
ERC refund (j)	(5,451)	(1,167)	-	(4,284)	(0.23)	-	-	-	-	-	-
Honorarium (k)	255	55	-	200	0.01	-	-	-	-	-	-
Tax benefit (l)	-	(113)	-	113	0.01	-	(952)	-	-	952	0.05
Adjusted Net Income and Adjusted Diluted EPS	$28,201	$5,925	$2,677	$19,599	$1.05	$21,401	$4,844	$-	$(16)	$16,573	$0.91
Totals may not foot due to rounding

(a)	Represents loss on discontinued operations.
(b)	Represents costs associated with corporate restructuring, including severance and early retirement.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(d)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(e)	Represents the fees incurred for transaction expenses.
(f)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(g)

Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(h)	Represents a mark-to-market gain attributable to foreign exchange fluctuation.
(i)	Represents gain on option investment.
(j)	Represents an employee retention credit refund received included in other (income) expense, net.
(k)	Represents an honorarium gift included in other (income) expense, net.
(l)	Income tax expense calculated using the effective tax rate for the quarter of 21.4% in 2025 and 27.1% in 2024.
(m)	Tax allocation for discontinued operations excluded from adjusted net income.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule C

Turning Point Brands, Inc.

Reconciliation of GAAP Operating Income to Adjusted Operating Income

(dollars in thousands)

(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products
	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter
	2025	2024	2025	2024	2025	2024

Net sales	$118,979	$90,704	$44,154	$49,324	$74,825	$41,380

Gross profit	$70,427	$50,395	$25,386	$27,324	$45,041	$23,071

Operating income	$25,885	$20,805	$15,581	$17,378	$29,270	$17,162
Adjustments:
Corporate restructuring	233	186	-	-	-	-
ERP/CRM	-	154	-	-	-	-
Transactional expenses and strategic initiatives	820	873	-	-	-	-
Non-recurring legal	437	-
FDA PMTA	482	1,242	-	-	-	-
Mark-to-market gain on Canadian inter-company note	(10)	-	-	-	-	-
Adjusted operating income	$27,847	$23,260	$15,581	$17,378	$29,270	$17,162

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238